UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2025

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Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

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Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way

P.O. Box 459

Edinburg, VA 22824

(Address of principal executive offices) (Zip Code)

(540) 984-4141

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On April 22, 2025, Tracy L. Willis was appointed principal accounting officer of Shenandoah Telecommunications Company (the “Company”).

Ms. Willis, age 60, joined the Company as Vice President and Chief Accounting Officer on December 16, 2024. Prior to joining Shentel, Ms. Willis worked for The Walt Disney Company where she spent the last 35 years in progressive accounting and finance leadership positions including Vice President, Segment Controller of Parks and Resorts, Vice President, Senior Controller for The Walt Disney Company and most recently as Vice President, Senior Controller of Finance Transformation. Tracy is a CPA and graduate of the University of Delaware. There will be no changes to Ms. Willis’ compensation in connection with her appointment as principal accounting officer other than her entry into the Severance Agreement, as discussed below.

There is no family relationship between Ms. Willis and any director or other executive officer of the Company. No arrangement or understanding exists between Ms. Willis and any other person pursuant to which she was selected as an officer of the Company. Since the beginning of the Company’s last fiscal year through the date hereof, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Willis had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Severance Agreement

In connection with her appointment as principal accounting officer, Shentel Management Company, an affiliate of the Company, will enter into a severance agreement with Ms. Willis, which provides for certain payments in the event of certain terminations of employment (the “Severance Agreement”).

The terms of the Severance Agreement with Ms. Willis are substantially the same as the terms of the form of severance agreement previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2020, which description is incorporated herein by reference. The description of the Severance Agreement with Ms. Willis does not purport to be complete and is qualified in its entirety by reference to the full text of the form of severance agreement, a copy of which was included as Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2025, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 22, 2025, the Company held its annual shareholder meeting. At the annual meeting, the following proposals were submitted to a vote of the Company’s shareholders:

Proposal 1 – Election of Directors

The following Director nominees were elected.

Victor C. Barnes, James F. DiMola and Christopher E. French will serve a three (3) year term expiring at the Company’s annual meeting of shareholders in 2028. Michael A. Rhymes will serve a two (2) year term expiring at the Company’s annual meeting of shareholders in 2027. Matthew S. DeNichilo will serve a one (1) year term expiring at the Company’s annual meeting of shareholders in 2026.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Victor C. Barnes	36,927,727	219,474	49,050	7,971,781
James F. DiMola	33,806,785	3,344,859	44,607	7,971,781
Christopher E. French	36,685,153	479,383	31,715	7,971,781
Michael A. Rhymes	36,974,454	168,110	53,687	7,971,781
Matthew S. DeNichilo	36,944,014	196,781	55,456	7,971,781

Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of RSM US LLP, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,944,952	147,392	75,688	-

Proposal 3 - Non-Binding Vote on Named Executive Officer Compensation

The Company’s shareholders approved, on a non-binding basis, the compensation paid to the Company’s named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,383,019	716,777	96,455	7,971,781

Item 7.01. Regulation FD Disclosure.

On April 22, 2025, following the formal portion of the Annual Meeting, Mr. Christopher French, Chairman of the Board, President and CEO, Mr. James Volk, Senior Vice President of Finance and CFO, and Mr. Edward McKay, Executive Vice President and COO, provided a brief presentation on the Company. The presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Presentation Materials from the Annual Meeting, dated April 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

Dated: April 23, 2025	/s/ Derek C. Rieger
Derek C. Rieger
Vice President – Legal and General Counsel